Exhibit 5.1

April 25, 2025

Modular Medical, Inc.

10740 Thornmint Road

San Diego, California 92127

RE:   Modular Medical, Inc.’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you, Modular Medical, Inc., a Nevada corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof (the “Registration Statement”), for a proposed offering of (a) (i) 12,495,312 shares (the “PIPE Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and (ii) 6,247,656 shares (the “PIPE Warrant Shares”) of Common Stock issuable pursuant to the exercise of certain warrants (the “PIPE Warrants”) issued in a private placement, to several purchasers pursuant to Securities Purchase Agreements, dated as of March 20, 2025 (the “Purchase Agreement”); (b) (i) 520,834 shares (the “Subscription Shares”, together with the PIPE Shares, the “Shares”) of Common Stock, and (ii) 260,417 shares (the “Subscription Warrant Shares”) of Common Stock issuable pursuant to the exercise of certain warrants (the “Subscription Warrants”) issued pursuant to a Subscription Agreement, dated as of March 20, 2025 (the “Subscription Agreement”, together with the Purchase Agreement and Warrants (as hereinafter defined), the “Transaction Documents”); and (c) 874,672 shares (the “PA Warrant Shares”, together with the PIPE Warrant Shares and the Subscription Warrant Shares, the “Warrant Shares”) of Common Stock issuable upon the exercise of certain private placement warrants (the “Placement Agent Warrants,” together with the PIPE Warrants and Subscription Warrants, the “Warrants”) issued to designees of Newbridge Securities Corporation, the Company’s placement agent (the “Placement Agent”), pursuant to an engagement letter in connection with the Purchase Agreement and the offering contemplated thereunder;.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) the Amended and Restated Articles of Incorporation and Amended Bylaws of the Company, each as amended and/or restated as of the date hereof; (b) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Shares, and related matters; (c) the Registration Statement and all exhibits thereto, (d) the Transaction Documents; and (e) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

(i)

the issuance of the Shares have been duly authorized by all necessary corporate action of the Company, and when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders of such Shares, the Shares will be validly issued, fully paid and non-assessable; and

(ii)

the Warrants have been duly authorized, and when executed and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement and Subscription Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(iii)	the Warrant Shares have been duly authorized, and when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms of such Warrants, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the laws of the State of Nevada and the State of New York. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter is qualified to the extent that the enforceability of any applicable agreement, document, or instrument discussed herein may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption “Legal Matters” in the prospectus which is made part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP